Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

DOWNERS GROVE, Ill., January 29, 2026 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter ended December 31, 2025. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended December 31,			Years Ended December 31,
($ in millions, except per share data)*	2025	2024	% Change*	2025	2024	% Change*
U.S. GAAP
Revenue	$2,099	$1,930	9%	$8,093	$7,746	4%
Earnings from continuing operations	275	238	15%	1,097	1,400	(22)%
Diluted EPS from continuing operations	2.01	1.72	17%	7.97	10.09	(21)%

Non-GAAP
Organic revenue change			5%			2%
Adjusted earnings from continuing operations [1]	343	305	13%	1,324	1,150	15%
Adjusted diluted EPS from continuing operations	2.51	2.20	14%	9.61	8.29	16%
1 Q4 and full year 2025 and 2024 adjusted earnings from continuing operations exclude after-tax purchase accounting expenses, restructuring and other costs, and (gain) loss on dispositions.
* Totals, change and per share data may be impacted by rounding.

For the quarter ended December 31, 2025, Dover generated revenue of $2.1 billion, an increase of 9% (+5% organic). GAAP earnings from continuing operations of $275 million increased 15%, and GAAP diluted EPS from continuing operations of $2.01 was up 17%. On an adjusted basis, earnings from continuing operations of $343 million were up 13% and adjusted diluted EPS from continuing operations of $2.51 was up 14%.

For the year ended December 31, 2025, Dover generated revenue of $8.1 billion, an increase of 4% (+2% organic). GAAP earnings from continuing operations of $1.1 billion decreased by 22%, and GAAP diluted EPS from continuing operations of $7.97 was down 21%, both principally due to the gain on the disposition of De-Sta-Co in the prior year. On an adjusted basis, earnings from continuing operations of $1.3 billion increased 15%, and adjusted diluted EPS from continuing operations of $9.61 was up 16%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, "Our fourth quarter results reflect broad-based top line strength across the portfolio, with organic growth reaching its highest level of the year. Revenue performance was driven by robust trends in our secular-growth-exposed markets as well as improving conditions in retail fueling and refrigerated door cases and services. Our sustained strong bookings rates continue to support underlying momentum across the portfolio, providing confidence in the durability of demand as we enter the new year.

"Margins improved year-over-year on volume leverage and ongoing productivity initiatives. We are carrying a significant amount of restructuring benefit into next year from previously announced productivity and fixed cost optimization projects, which should support attractive margin conversion.

"Our solid operational results were complemented by our capital allocation strategy. The acquisitions we closed during the year are performing above their deal models. Additionally, we initiated an accelerated share repurchase in November, underscoring our disciplined approach to capital return to shareholders. With meaningful balance sheet flexibility, we remain well positioned to invest behind long-term shareholder value creation.

"We have a constructive outlook for 2026. Demand trends are solid and broad-based across the portfolio, and are supported by our order book, with no individual end market presenting a material headwind. Our balance sheet optionality enables us to dynamically respond to market conditions and opportunistically play offense. Our 2026 guidance is consistent with our long-term EPS growth trajectory and our commitment to driving sustainable value creation for our shareholders."

FULL YEAR 2026 GUIDANCE:

In 2026, Dover expects to generate GAAP EPS in the range of $8.95 to $9.15 (adjusted EPS of $10.45 to $10.65), based on full year revenue growth of 5% to 7% (organic growth of 3% to 5%).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter results at 12:00 P.M. Eastern Time (11:00 A.M. Central Time) on Thursday, January 29, 2026. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 70 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages; inflation in material input costs and freight logistics; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises or other future pandemics on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; changes in law, including the effect of tax laws and developments with respect to trade policy and tariffs; our ability to identify, consummate and successfully integrate and realize synergies from newly acquired businesses; acquisition valuation levels; the impact of interest rate and currency exchange rate fluctuations; capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions; our ability to effectively deploy capital resulting from dispositions; our ability to derive expected benefits from restructurings, productivity initiatives and other cost reduction actions; the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and our ability to capture and protect intellectual property rights. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2025

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue	$2,099,079	$1,929,866	$8,092,571	$7,745,909
Cost of goods and services	1,278,266	1,184,142	4,874,402	4,787,288
Gross profit	820,813	745,724	3,218,169	2,958,621
Selling, general and administrative expenses	475,511	450,660	1,844,808	1,752,266
Operating earnings	345,302	295,064	1,373,361	1,206,355
Interest expense	28,134	28,304	109,772	131,171
Interest income	(17,039)	(23,145)	(73,032)	(37,158)
Loss (gain) on dispositions	—	115	(4,644)	(597,798)
Other income, net	(6,324)	(13,860)	(32,987)	(46,876)
Earnings before provision for income taxes	340,531	303,650	1,374,252	1,757,016
Provision for income taxes	65,765	65,267	276,823	357,048
Earnings from continuing operations	274,766	238,383	1,097,429	1,399,968
Earnings (loss) from discontinued operations, net	7,309	1,197,600	(3,473)	1,297,158
Net earnings	$282,075	$1,435,983	$1,093,956	$2,697,126

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
Basic earnings (loss) per share:
Continuing operations	$1.74	$2.04	$2.21	$2.02	$8.01	$4.33	$1.79	$2.28	$1.74	$10.16
Discontinued operations	$(0.06)	$(0.01)	$(0.01)	$0.05	$(0.03)	$0.22	$0.26	$0.25	$8.73	$9.42
Net earnings	$1.68	$2.03	$2.20	$2.07	$7.99	$4.55	$2.05	$2.53	$10.47	$19.58

Diluted earnings (loss) per share:
Continuing operations	$1.73	$2.03	$2.20	$2.01	$7.97	$4.30	$1.78	$2.26	$1.72	$10.09
Discontinued operations	$(0.06)	$(0.01)	$(0.01)	$0.05	$(0.03)	$0.22	$0.25	$0.25	$8.66	$9.35
Net earnings	$1.67	$2.02	$2.19	$2.06	$7.94	$4.52	$2.04	$2.51	$10.38	$19.45

Net earnings (loss) and weighted average shares used in calculated earnings (loss) per share amounts are as follows:
Continuing operations	$239,241	$280,130	$303,292	$274,766	$1,097,429	$602,102	$246,587	$312,896	$238,383	$1,399,968
Discontinued operations	(8,420)	(1,066)	(1,296)	7,309	(3,473)	30,119	35,235	34,204	1,197,600	1,297,158
Net earnings	$230,821	$279,064	$301,996	$282,075	$1,093,956	$632,221	$281,822	$347,100	$1,435,983	$2,697,126

Weighted average shares outstanding:
Basic	137,267	137,226	137,236	135,993	136,935	139,051	137,443	137,251	137,205	137,735
Diluted	138,260	137,974	138,029	136,826	137,777	139,869	138,404	138,223	138,298	138,696

Dividends paid per common share	$0.515	$0.515	$0.52	$0.52	$2.07	$0.51	$0.51	$0.515	$0.515	$2.05

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
REVENUE
Engineered Products	$254,646	$275,944	$279,705	$275,549	$1,085,844	$332,820	$285,297	$296,117	$288,223	$1,202,457
Clean Energy & Fueling	491,148	546,097	541,368	551,894	2,130,507	445,053	463,014	500,685	528,032	1,936,784
Imaging & Identification	280,090	292,009	299,100	302,244	1,173,443	276,806	287,593	283,966	288,800	1,137,165
Pumps & Process Solutions	493,573	520,554	550,920	583,623	2,148,670	465,729	477,239	472,463	479,135	1,894,566
Climate & Sustainability Technologies	347,888	416,151	408,529	387,273	1,559,841	364,292	436,706	431,127	347,524	1,579,649
Intersegment eliminations	(1,286)	(1,163)	(1,781)	(1,504)	(5,734)	(981)	(1,067)	(816)	(1,848)	(4,712)
Total consolidated revenue	$1,866,059	$2,049,592	$2,077,841	$2,099,079	$8,092,571	$1,883,719	$1,948,782	$1,983,542	$1,929,866	$7,745,909

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$44,114	$53,511	$57,483	$62,158	$217,266	$62,532	$52,095	$56,621	$59,989	$231,237
Clean Energy & Fueling	85,644	107,771	118,665	105,990	418,070	69,675	87,536	99,536	103,246	359,993
Imaging & Identification	77,575	76,937	81,772	78,451	314,735	69,959	75,786	77,247	78,715	301,707
Pumps & Process Solutions	151,275	159,504	168,565	172,256	651,600	118,737	137,217	138,277	142,375	536,606
Climate & Sustainability Technologies	52,119	77,262	76,002	60,264	265,647	50,759	79,127	76,015	44,974	250,875
Total segment earnings	410,727	474,985	502,487	479,119	1,867,318	371,662	431,761	447,696	429,299	1,680,418
Purchase accounting expenses [1]	49,104	51,123	59,381	58,837	218,445	44,187	44,332	48,356	49,366	186,241
Restructuring and other costs [2]	9,397	23,210	15,913	29,466	77,986	23,971	11,590	16,581	32,841	84,983
(Gain) loss on dispositions [3]	(2,468)	(2,176)	—	—	(4,644)	(529,943)	663	(68,633)	115	(597,798)
Corporate expense / other [4]	51,959	41,875	31,515	39,190	164,539	42,159	39,526	36,110	38,168	155,963
Interest expense	27,608	26,791	27,239	28,134	109,772	36,365	32,374	34,128	28,304	131,171
Interest income	(20,254)	(17,935)	(17,804)	(17,039)	(73,032)	(4,756)	(4,081)	(5,176)	(23,145)	(37,158)
Earnings before provision for income taxes	295,381	352,097	386,243	340,531	1,374,252	759,679	307,357	386,330	303,650	1,757,016
Provision for income taxes	56,140	71,967	82,951	65,765	276,823	157,577	60,770	73,434	65,267	357,048
Earnings from continuing operations	$239,241	$280,130	$303,292	$274,766	$1,097,429	$602,102	$246,587	$312,896	$238,383	$1,399,968

SEGMENT EARNINGS MARGIN
Engineered Products	17.3%	19.4%	20.6%	22.6%	20.0%	18.8%	18.3%	19.1%	20.8%	19.2%
Clean Energy & Fueling	17.4%	19.7%	21.9%	19.2%	19.6%	15.7%	18.9%	19.9%	19.6%	18.6%
Imaging & Identification	27.7%	26.3%	27.3%	26.0%	26.8%	25.3%	26.4%	27.2%	27.3%	26.5%
Pumps & Process Solutions	30.6%	30.6%	30.6%	29.5%	30.3%	25.5%	28.8%	29.3%	29.7%	28.3%
Climate & Sustainability Technologies	15.0%	18.6%	18.6%	15.6%	17.0%	13.9%	18.1%	17.6%	12.9%	15.9%
Total segment earnings margin	22.0%	23.2%	24.2%	22.8%	23.1%	19.7%	22.2%	22.6%	22.2%	21.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] (Gain) loss on dispositions, including post-closing adjustments.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,676,808	$1,844,877
Receivables, net	1,371,352	1,354,225
Inventories, net	1,272,784	1,144,838
Prepaid and other current assets	185,996	140,557
Total current assets	4,506,940	4,484,497
Property, plant and equipment, net	1,119,623	987,924
Goodwill	5,430,038	4,905,702
Intangible assets, net	1,759,616	1,580,854
Other assets and deferred charges	606,206	550,183
Total assets	$13,422,423	$12,509,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$706,677	$400,056
Payables, accrued expenses and other current liabilities	1,811,812	1,796,471
Total current liabilities	2,518,489	2,196,527
Deferred taxes and other non-current liabilities	877,433	829,291
Long-term debt	2,621,295	2,529,346
Stockholders' equity:
Stockholders' equity	7,405,206	6,953,996
Total liabilities and stockholders' equity	$13,422,423	$12,509,160

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2025	2024
Operating Activities:
Net earnings	$1,093,956	$2,697,126
Adjustments to reconcile net earnings to cash provided by operating activities:
Earnings from discontinued operations, net	3,473	(1,297,158)
Depreciation and amortization	379,577	337,842
Stock-based compensation expense	43,981	40,359
Employee benefit plan (benefit) expense	(7,623)	(9,946)
Gain on dispositions	(4,644)	(597,798)
Other, net	(35,354)	(57,073)
Net change in assets and liabilities	(135,361)	(25,519)
Net cash provided by operating activities	1,338,005	1,087,833

Investing Activities:
Additions to property, plant and equipment	(220,263)	(167,533)
Acquisitions, net of cash and cash equivalents acquired	(663,270)	(635,269)
Proceeds from dispositions, net of cash transferred	5,998	768,847
Other, net	(9,059)	6,972
Net cash used in investing activities	(886,594)	(26,983)

Financing Activities:
Change in commercial paper and other short-term borrowings, net	(639)	(467,637)
Repayment of long-term debt	(400,000)	—
Proceeds from long-term debt	631,186	—
Dividends paid to stockholders	(283,007)	(283,117)
Repurchase of common stock, including payment under accelerated share repurchase program	(540,700)	(500,000)
Payments to settle employee tax obligations on exercise of share-based awards	(14,887)	(16,603)
Other, net	(16,823)	(4,316)
Net cash used in financing activities	(624,870)	(1,271,673)

Cash Flows from Discontinued Operations:
Net cash used in operating activities of discontinued operations	(4,430)	(339,454)
Net cash (used in) provided by investing activities of discontinued operations	(9,796)	1,985,641
Net cash (used in) provided by discontinued operations	(14,226)	1,646,187

Effect of exchange rate changes on cash and cash equivalents	19,616	(6,348)

Net (decrease) increase in cash and cash equivalents, including cash held for sale	(168,069)	1,429,016
Cash and cash equivalents at beginning of year, including cash held for sale[1]	1,844,877	415,861
Cash and cash equivalents at the end of year, including cash held for sale	$1,676,808	$1,844,877

[1] Cash held for sale as of December 31, 2023 totaled $17,300. There was no cash held for sale as of December 31, 2025 and 2024.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
Adjusted earnings from continuing operations:
Earnings from continuing operations	$239,241	$280,130	$303,292	$274,766	$1,097,429	$602,102	$246,587	$312,896	$238,383	$1,399,968
Purchase accounting expenses, pre-tax [1]	49,104	51,123	59,381	58,837	218,445	44,187	44,332	48,356	49,366	186,241
Purchase accounting expenses, tax impact [2]	(10,919)	(11,367)	(14,067)	(14,134)	(50,487)	(9,711)	(9,760)	(10,633)	(10,911)	(41,015)
Restructuring and other costs, pre-tax [3]	9,397	23,210	15,913	29,466	77,986	23,971	11,590	16,581	32,841	84,983
Restructuring and other costs, tax impact [2]	(1,887)	(4,642)	(3,230)	(5,608)	(15,367)	(4,734)	(2,479)	(3,465)	(6,864)	(17,542)
(Gain) loss on dispositions, pre-tax [4]	(2,468)	(2,176)	—	—	(4,644)	(529,943)	663	(68,633)	115	(597,798)
(Gain) loss on dispositions, tax-impact [2]	689	435	—	—	1,124	114,973	(144)	18,889	1,695	135,413
Adjusted earnings from continuing operations	$283,157	$336,713	$361,289	$343,327	$1,324,486	$240,845	$290,789	$313,991	$304,625	$1,150,250

Adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$1.73	$2.03	$2.20	$2.01	$7.97	$4.30	$1.78	$2.26	$1.72	$10.09
Purchase accounting expenses, pre-tax [1]	0.36	0.37	0.43	0.43	1.59	0.32	0.32	0.35	0.36	1.34
Purchase accounting expenses, tax impact [2]	(0.08)	(0.08)	(0.10)	(0.10)	(0.37)	(0.07)	(0.07)	(0.08)	(0.08)	(0.30)
Restructuring and other costs, pre-tax [3]	0.07	0.17	0.12	0.22	0.57	0.17	0.08	0.12	0.24	0.61
Restructuring and other costs, tax impact [2]	(0.01)	(0.03)	(0.02)	(0.04)	(0.11)	(0.03)	(0.02)	(0.03)	(0.05)	(0.13)
(Gain) loss on dispositions, pre-tax [4]	(0.02)	(0.02)	—	—	(0.03)	(3.79)	—	(0.50)	—	(4.31)
(Gain) loss on dispositions, tax-impact [2]	—	—	—	—	0.01	0.82	—	0.14	0.01	0.98
Adjusted diluted earnings per share from continuing operations	$2.05	$2.44	$2.62	$2.51	$9.61	$1.72	$2.10	$2.27	$2.20	$8.29

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period. The tax impact of the (gain) loss on dispositions in Q4 2024 reflects updated tax information related to a Q3 2024 disposition.

[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q2 2025, Q3 2025, Q4 2025 and FY 2025 include other costs of $1.9 million, $1.8 million, $2.6 million and $6.3 million, respectively, associated with a footprint reduction within our Climate & Sustainability Technologies segment. Q2 2025 and FY 2025 includes other costs of $4.0 million associated with a product line exit within our Climate & Sustainability Technologies segment. Q1 2024 and FY 2024 include $3.4 million of non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

[4] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and a $0.7 million loss and $1.1 million gain recorded as post-closing adjustments in Q2 2024 and Q4 2024, respectively, on the disposition of De-Sta-Co in the Engineered Products segment. Additionally, a gain of $68.6 million was recorded in Q3 2024 and a $1.2 million post-closing adjustment (reduction to the gain) in Q4 2024 on the disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$44,114	$53,511	$57,483	$62,158	$217,266	$62,532	$52,095	$56,621	$59,989	$231,237
Other depreciation and amortization [1]	4,800	5,141	5,736	5,818	21,495	4,785	4,778	4,829	4,867	19,259
Adjusted segment EBITDA [2]	48,914	58,652	63,219	67,976	238,761	67,317	56,873	61,450	64,856	250,496
Adjusted segment EBITDA margin [2]	19.2%	21.3%	22.6%	24.7%	22.0%	20.2%	19.9%	20.8%	22.5%	20.8%

Clean Energy & Fueling:
Segment earnings	$85,644	$107,771	$118,665	$105,990	$418,070	$69,675	$87,536	$99,536	$103,246	$359,993
Other depreciation and amortization [1]	8,578	8,961	8,582	8,685	34,806	7,921	7,627	8,310	8,118	31,976
Adjusted segment EBITDA [2]	94,222	116,732	127,247	114,675	452,876	77,596	95,163	107,846	111,364	391,969
Adjusted segment EBITDA margin [2]	19.2%	21.4%	23.5%	20.8%	21.3%	17.4%	20.6%	21.5%	21.1%	20.2%

Imaging & Identification:
Segment earnings	$77,575	$76,937	$81,772	$78,451	$314,735	$69,959	$75,786	$77,247	$78,715	$301,707
Other depreciation and amortization [1]	4,093	4,229	4,091	5,155	17,568	3,733	3,271	3,905	3,739	14,648
Adjusted segment EBITDA [2]	81,668	81,166	85,863	83,606	332,303	73,692	79,057	81,152	82,454	316,355
Adjusted segment EBITDA margin [2]	29.2%	27.8%	28.7%	27.7%	28.3%	26.6%	27.5%	28.6%	28.6%	27.8%

Pumps & Process Solutions:
Segment earnings	$151,275	$159,504	$168,565	$172,256	$651,600	$118,737	$137,217	$138,277	$142,375	$536,606
Other depreciation and amortization [1]	12,601	13,131	14,256	14,238	54,226	12,139	12,637	12,651	12,623	50,050
Adjusted segment EBITDA [2]	163,876	172,635	182,821	186,494	705,826	130,876	149,854	150,928	154,998	586,656
Adjusted segment EBITDA margin [2]	33.2%	33.2%	33.2%	32.0%	32.8%	28.1%	31.4%	31.9%	32.3%	31.0%

Climate & Sustainability Technologies:
Segment earnings	$52,119	$77,262	$76,002	$60,264	$265,647	$50,759	$79,127	$76,015	$44,974	$250,875
Other depreciation and amortization [1]	7,325	7,605	7,558	7,856	30,344	7,275	7,220	7,048	7,596	29,139
Adjusted segment EBITDA [2]	59,444	84,867	83,560	68,120	295,991	58,034	86,347	83,063	52,570	280,014
Adjusted segment EBITDA margin [2]	17.1%	20.4%	20.5%	17.6%	19.0%	15.9%	19.8%	19.3%	15.1%	17.7%

Total Segments:
Total segment earnings [2,3]	$410,727	$474,985	$502,487	$479,119	$1,867,318	$371,662	$431,761	$447,696	$429,299	$1,680,418
Other depreciation and amortization [1]	37,397	39,067	40,223	41,752	158,439	35,853	35,533	36,743	36,943	145,072
Total Adjusted segment EBITDA [2]	448,124	514,052	542,710	520,871	2,025,757	407,515	467,294	484,439	466,242	1,825,490
Total Adjusted segment EBITDA margin [2]	24.0%	25.1%	26.1%	24.8%	25.0%	21.6%	24.0%	24.4%	24.2%	23.6%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
Earnings from continuing operations	$239,241	$280,130	$303,292	$274,766	$1,097,429	$602,102	$246,587	$312,896	$238,383	$1,399,968
Provision for income taxes	56,140	71,967	82,951	65,765	276,823	157,577	60,770	73,434	65,267	357,048
Earnings before provision for income taxes	295,381	352,097	386,243	340,531	1,374,252	759,679	307,357	386,330	303,650	1,757,016
Interest income	(20,254)	(17,935)	(17,804)	(17,039)	(73,032)	(4,756)	(4,081)	(5,176)	(23,145)	(37,158)
Interest expense	27,608	26,791	27,239	28,134	109,772	36,365	32,374	34,128	28,304	131,171
Corporate expense / other [1]	51,959	41,875	31,515	39,190	164,539	42,159	39,526	36,110	38,168	155,963
(Gain) loss on dispositions [2]	(2,468)	(2,176)	—	—	(4,644)	(529,943)	663	(68,633)	115	(597,798)
Restructuring and other costs [3]	9,397	23,210	15,913	29,466	77,986	23,971	11,590	16,581	32,841	84,983
Purchase accounting expenses [4]	49,104	51,123	59,381	58,837	218,445	44,187	44,332	48,356	49,366	186,241
Total segment earnings [5]	410,727	474,985	502,487	479,119	1,867,318	371,662	431,761	447,696	429,299	1,680,418
Add: Other depreciation and amortization [6]	37,397	39,067	40,223	41,752	158,439	35,853	35,533	36,743	36,943	145,072
Total adjusted segment EBITDA [5]	$448,124	$514,052	$542,710	$520,871	$2,025,757	$407,515	$467,294	$484,439	$466,242	$1,825,490

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal related expenses and various administrative expenses relating to the corporate headquarters.

[2] (Gain) loss on dispositions, including post-closing adjustments.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[5] Refer to Non-GAAP Disclosures section for definition.
[6] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)

Non-GAAP Reconciliations

Revenue Growth Factors

	2025
	Q1	Q2	Q3	Q4	FY 2025
Organic
Engineered Products	(8.0)%	(5.1)%	(7.0)%	(6.1)%	(6.6)%
Clean Energy & Fueling	1.8%	8.0%	4.8%	3.6%	4.6%
Imaging & Identification	3.9%	—%	3.0%	0.8%	1.9%
Pumps & Process Solutions	6.5%	3.9%	5.6%	10.7%	6.7%
Climate & Sustainability Technologies	(3.7)%	(5.6)%	(6.5)%	9.4%	(2.1)%
Total Organic	0.5%	0.9%	0.5%	4.6%	1.6%
Acquisitions	2.4%	3.0%	3.0%	2.1%	2.6%
Dispositions	(2.7)%	—%	—%	—%	(0.7)%
Currency translation	(1.1)%	1.3%	1.3%	2.1%	1.0%
Total*	(0.9)%	5.2%	4.8%	8.8%	4.5%
* Totals may be impacted by rounding.

	2025
	Q1	Q2	Q3	Q4	FY 2025
Organic
United States	(0.2)%	3.9%	1.6%	8.0%	3.3%
Europe	(3.5)%	0.2%	1.1%	(1.3)%	(0.9)%
Asia	8.0%	(0.6)%	(1.5)%	7.1%	3.4%
Other Americas	0.6%	(19.3)%	(6.5)%	10.1%	(4.3)%
Other	12.1%	20.8%	2.9%	(24.5)%	0.7%
Total Organic	0.5%	0.9%	0.5%	4.6%	1.6%
Acquisitions	2.4%	3.0%	3.0%	2.1%	2.6%
Dispositions	(2.7)%	—%	—%	—%	(0.7)%
Currency translation	(1.1)%	1.3%	1.3%	2.1%	1.0%
Total*	(0.9)%	5.2%	4.8%	8.8%	4.5%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation*
	2025 Actual	2026 Guidance
Earnings per Share from Continuing Operations (GAAP)	$7.97	$8.95 - $9.15
Purchase accounting expenses, net	1.22	1.20
Restructuring and other costs, net	0.46	0.30
Gain on dispositions, net	(0.03)	—
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$9.61	$10.45 - $10.65

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
BOOKINGS

Engineered Products	$264,538	$276,571	$273,278	$281,237	$1,095,624	$329,925	$280,542	$284,823	$276,487	$1,171,777
Clean Energy & Fueling	543,859	526,819	509,553	587,041	2,167,272	471,610	442,086	507,329	517,470	1,938,495
Imaging & Identification	288,169	292,092	292,229	302,047	1,174,537	278,433	288,641	281,289	295,784	1,144,147
Pumps & Process Solutions	499,287	530,158	510,960	500,779	2,041,184	473,632	461,426	448,074	473,548	1,856,680
Climate & Sustainability Technologies	395,623	384,246	415,099	470,081	1,665,049	453,086	406,269	332,503	378,774	1,570,632
Intersegment eliminations	(1,892)	(1,295)	(1,380)	(1,472)	(6,039)	(791)	(1,591)	(1,065)	(2,578)	(6,025)
Total consolidated bookings	$1,989,584	$2,008,591	$1,999,739	$2,139,713	$8,137,627	$2,005,895	$1,877,373	$1,852,953	$1,939,485	$7,675,706

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2025
(unaudited)(amounts in thousands except share data and where otherwise indicated)

The discussion throughout this Investor Supplement, unless otherwise noted, relates solely to our continuing operations.

Acquisitions

The Company did not complete any acquisitions during the fourth quarter of 2025. For the full year 2025, the Company acquired four businesses in separate transactions for total consideration of $665.3 million, net of cash acquired and inclusive of measurement period adjustments and contingent consideration of $2.0 million. These businesses were acquired to complement and expand upon existing operations within the Pumps & Process Solutions and Clean Energy & Fueling segments. The purchase price allocations for these acquisitions are preliminary and subject to change during the measurement period.

Restructuring and Other Costs

During the fourth quarter and year ended December 31, 2025, restructuring and other costs included restructuring charges of $24.3 million and $56.7 million, respectively, and other costs of $5.2 million and $21.2 million, respectively. The restructuring expenses incurred during the year ended December 31, 2025 were primarily related to exit costs and headcount reductions across all segments, most notably within the Climate & Sustainability Technologies and Clean Energy & Fueling segments. These restructuring programs were initiated in 2024 and 2025 and the Company will continue to make proactive adjustments to its cost structure to align with current demand trends and additional programs, beyond the scope of the announced programs, may be implemented during 2026 with related restructuring charges. Other costs for the year ended December 31, 2025 include $4.0 million in costs associated with a product line exit and $6.3 million in costs associated with a footprint reduction, both in our Climate & Sustainability Technologies segment.

($ in millions)	2025		2024
	Q4	FY	Q4	FY
Engineered Products	$1.2	$5.4	$4.9	$7.9
Clean Energy & Fueling	8.1	17.3	16.4	33.6
Imaging & Identification	4.1	6.5	7.4	14.9
Pumps & Process Solutions	3.6	9.8	1.0	5.0
Climate & Sustainability Technologies	10.7	33.9	1.6	20.1
Corporate	1.8	5.1	1.5	3.6
Total*	$29.5	$78.0	$32.8	$85.0
* Totals may be impacted by rounding.

Tax Rate

The effective tax rate was 19.3% and 21.5% for the fourth quarters of 2025 and 2024, respectively. The decrease from 2024 to 2025 was primarily due to earnings mix. On a full year basis, the effective tax rate for 2025 and 2024 was 20.1% and 20.3%, respectively.

Share Repurchases

In the fourth quarter of 2025, the Company established a $500.0 million accelerated share repurchase program ("ASR Program"), initially receiving 2,334,010 shares, representing a substantial majority of the shares expected to be retired over the course of the ASR Program. The total number of shares ultimately repurchased will be based on the average of the daily volume-weighted average share price of Dover's common stock during the calculation period of the ASR Program, less a discount and subject to potential adjustments pursuant to the terms of the ASR Program. The ASR Program is scheduled to be completed in the second quarter of 2026, but is subject to early termination in certain circumstances. During the year ended December 31, 2025, exclusive of the ASR Program, the Company repurchased 200,000 shares of common stock at a total cost of $40.7 million or $203.50 per share.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2025
(unaudited)(amounts in thousands except share data and where otherwise indicated)

Capitalization

The following table provides a calculation of net debt to net capitalization from the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2025	December 31, 2024
Short-term borrowings and current portion of long-term debt	$706,677	$400,056
Long-term debt	2,621,295	2,529,346
Total debt	3,327,972	2,929,402
Less: Cash and cash equivalents	(1,676,808)	(1,844,877)
Net debt	1,651,164	1,084,525
Add: Stockholders' equity	7,405,206	6,953,996
Net capitalization	$9,056,370	$8,038,521
Net debt to net capitalization	18.2%	13.5%

Quarterly Cash Flow

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
Net Cash Flows Provided By (Used In):
Operating activities	$157,474	$212,340	$424,245	$543,946	$1,338,005	$146,456	$149,181	$353,244	$438,952	$1,087,833
Investing activities	(74,186)	(681,584)	(58,857)	(71,967)	(886,594)	432,416	33,215	(402,512)	(90,102)	(26,983)
Financing activities	(122,234)	(84,235)	(73,878)	(344,523)	(624,870)	(80,782)	(830,657)	92,994	(453,228)	(1,271,673)

Quarterly Free Cash Flow (Non-GAAP)

	2025					2024
	Q1	Q2	Q3	Q4	FY 2025	Q1	Q2	Q3	Q4	FY 2024
Cash flow from operating activities [1]	$157,474	$212,340	$424,245	$543,946	$1,338,005	$146,456	$149,181	$353,244	$438,952	$1,087,833
Less: Capital expenditures	(48,192)	(60,932)	(54,150)	(56,989)	(220,263)	(40,050)	(35,822)	(37,754)	(53,907)	(167,533)
Free cash flow	$109,282	$151,408	$370,095	$486,957	$1,117,742	$106,406	$113,359	$315,490	$385,045	$920,300

Cash flow from operating activities as a percentage of revenue	8.4%	10.4%	20.4%	25.9%	16.5%	7.8%	7.7%	17.8%	22.7%	14.0%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	55.6%	63.1%	117.4%	158.4%	101.0%	60.8%	51.3%	112.5%	144.1%	94.6%

Free cash flow as a percentage of revenue	5.9%	7.4%	17.8%	23.2%	13.8%	5.6%	5.8%	15.9%	20.0%	11.9%

Free cash flow as a percentage of adjusted earnings from continuing operations	38.6%	45.0%	102.4%	141.8%	84.4%	44.2%	39.0%	100.5%	126.4%	80.0%
1 Q2, Q3, Q4 and FY 2024 include income tax payments of $56.0 million, $24.0 million, $23.4 million and $103.4 million, respectively, related to the gain on the disposition of De-Sta-Co. Q4 and FY 2024 also include income tax payments of $20.4 million related to the sale of a minority owned equity method investment.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations, net debt, net capitalization, net debt to net capitalization ratio, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings from continuing operations per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings per share from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio is net debt divided by net capitalization. Net debt to net capitalization is helpful in evaluating our capital structure and the amount of leverage we employ.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metric in monitoring the performance of the business. We believe the operational metric is useful to investors and other users of our financial information in assessing the performance of our segments.